UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition and Exhibits

On July 31, 2006 PS Business Parks, Inc. announced its financial results for the second quarter ended June 30, 2006. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

       The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

      99.1 Press release dated July 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: July 31, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 July 31, 2006
Contact:            Mr. Edward A. Stokx
                          (818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Second Quarter Ended June 30, 2006

GLENDALE, California — PS Business Parks, Inc. (AMEX:PSB) reported operating results for the second quarter ended June 30, 2006.

Net income allocable to common shareholders for the three months ended June 30, 2006 was $4.4 million or $0.20 per diluted share on revenues of $59.3 million compared to $5.8 million or $0.26 per diluted share on revenues of $55.5 million for the same period in 2005. Net income allocable to common shareholders for the six months ended June 30, 2006 was $9.5 million or $0.44 per diluted share on revenues of $118.2 million compared to $13.1 million or $0.59 per diluted share on revenues of $109.4 million for the same period in 2005.

Revenues increased $3.8 million for the three months ended June 30, 2006 primarily as a result of acquired properties along with improved occupancy within the Company’s portfolio. Net income allocable to common shareholders for the three months ended June 30, 2006 decreased over the same period of 2005 by $1.4 million or $0.06 per diluted share resulting primarily from an increase in non-cash distributions associated with preferred equity redemptions.

Revenues increased $8.8 million for the six months ended June 30, 2006 as a result of improved occupancy within the Company’s portfolio combined with revenues from acquired properties. Net income allocable to common shareholders for the six months ended June 30, 2006 decreased from the same period of 2005 by $3.6 million or $0.15 per diluted share resulting primarily from a decrease in the gain on disposition of real estate and an increase in non-cash distributions associated with preferred equity redemptions.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the three months ended June 30, 2006 and 2005 were $25.2 million, or $0.87 per diluted share, and $25.8 million, or $0.88 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the six months ended June 30, 2006 was $51.9 million, or $1.79 per diluted share, compared to $51.6 million, or $1.76 per diluted share, for the same period in 2005. The decrease in FFO for the three months ended June 30, 2006 over the same period of 2005 was primarily due to an increase in non-cash distributions associated with preferred equity redemptions and a reduction in income from discontinued operations, partially offset by net operating income from acquired properties. The increase in FFO for the six months ended June 30, 2006 over the same period of 2005 was primarily due to net operating income from acquired properties and a payment received from a former tenant in connection with a bankruptcy settlement of approximately $1.8 million partially offset by an increase in non-cash distributions associated with preferred equity redemptions.

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 on the Company’s FFO per common shareholders and unit holders for the three and six months ended June 30, 2006 and 2005:

                                                  For the Three Months Ended      For the Six Months Ended
                                                           June 30,                       June 30,
                                                 ------------------------------  ---------------------------
                                                       2006           2005            2006          2005
                                                 -------------- ---------------  ------------ --------------
FFO per common share, before adjustments.....     $    0.93      $    0.89        $   1.85      $   1.77
Application of EITF Topic D-42...............         (0.06)         (0.01)          (0.06)        (0.01)
                                                 -------------- ---------------  ------------ --------------
FFO per common share, as reported............     $    0.87      $    0.88        $   1.79      $   1.76
                                                 ============== ===============  ============ ==============

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2005 are referred to as “Other Facilities.” For the three and six months ended June 30, 2006 and 2005, the Same Park portfolio constitutes 17.2 million net rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2005 through June 30, 2006 and represents approximately 95% of the weighted average square footage of the Company’s portfolio for 2006.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2006 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

                                                       For the Three Months                   For the Six Months
                                                          Ended June 30,                        Ended June 30,
                                                   ---------------------------              -----------------------
                                                          2006         2005       Change        2006        2005       Change
                                                   --------------  -----------   --------   ----------  ----------- ----------
Rental income:

  Same Park (17.2 million net rentable square
    feet) (1)....................................    $    55,806   $   55,389       0.8%    $ 112,659   $ 109,152       3.2%

  Other Facilities (960,000 net rentable square
    feet) (2)....................................          3,353            -     100.0%        5,254           -     100.0%
                                                   --------------  -----------   --------   ----------  ----------- ----------
Total rental income..............................         59,159       55,389       6.8%      117,913     109,152       8.0%
                                                   ==============  ===========   ========   ==========  =========== ===========

Cost of operations:
   Same Park.....................................         17,134       16,623       3.1%       34,573      32,493       6.4%
   Other Facilities..............................          1,061            -     100.0%        1,568           -     100.0%
                                                   --------------  -----------   --------   ----------  ----------- ----------

Total cost of operations.........................         18,195       16,623       9.5%       36,141      32,493      11.2%
                                                   --------------  -----------   --------   ----------  ----------- ----------

Net operating income (3):
   Same Park.....................................         38,672       38,766      (0.2%)      78,086      76,659       1.9%
   Other Facilities..............................          2,292            -     100.0%        3,686           -     100.0%
                                                   --------------  -----------   --------   ----------  ----------- ----------
Total net operating income.......................         40,964       38,766       5.7%       81,772      76,659       6.7%
                                                   --------------  -----------   --------   ----------  ----------- ----------
Other income and expenses:
   Facility management fees......................            146          144       1.4%          295         289       2.1%
   Interest and other income.....................          1,573          982      60.2%        3,573       1,380     158.9%
   Interest expense..............................           (517)        (280)     84.6%       (1,030)       (562)     83.3%
   Depreciation and amortization.................        (20,950)     (18,486)     13.3%      (41,536)    (36,912)     12.5%
   General and administrative....................         (1,872)      (1,326)     41.2%       (3,522)     (2,764)     27.4%
                                                   --------------  -----------   --------   ----------  ----------- ----------
Income from continuing operations before
   minority interests............................    $    19,344   $   19,800      (2.3%)   $  39,552   $  38,090       3.8%
                                                   ==============  ===========   ========   ==========  =========== ==========
Same Park gross margin (4).......................           69.3%         70.0%    (1.0%)       69.3%       70.2%     (1.3%)
Same Park weighted average for period:
   Occupancy.....................................          93.2%         91.9%     1.4%         93.0%       91.6%      1.5%
  Annualized realized rent per square foot (5)...    $     13.89   $     13.98    (0.6%)    $    14.05  $    13.81      1.7%

(1) See above for a definition of Same Park.

(2) Represents operating properties owned by the Company as of June 30, 2006 that are not included in Same Park.

(3) Net operating income ("NOI") is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company's calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles
    ("GAAP").

(4) Same Park gross margin is computed by dividing NOI by rental income.

(5) Same Park realized rent per square foot  represents the annualized  revenues  earned per occupied  square foot.  Excluding the bankruptcy  settlement  of $1.8  million,  Same Park realized rent per square foot would have been $13.83 for the six months ended June 30, 2006.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended June 30, 2006.

     Ratio of FFO to fixed charges (1).....................................         78.9x
     Ratio of FFO to fixed charges and preferred distributions (1).........          2.9x
     Debt and preferred equity to total market capitalization (based on
         common stock price of $59.00 at June 30, 2006)....................         31.7%
     Available under line of credit at June 30, 2006.......................     $100.0 million

(1) Fixed charges include interest expense of $517,000.

Property Acquisitions

On June 29, 2006, the Company closed on the purchase of Meadows Corporate Park, a 165,000 square foot multi-tenant office park in Silver Spring, Maryland, for $29.9 million. The park, which consists of two three-story buildings and one four-story building, was 92.1% leased with 40 tenants at the time of acquisition. In connection with the purchase, the Company assumed a $16.8 million mortgage with a fixed rate of 7.2% which can be repaid in November, 2011. The buildings are adjacent to the 366,000 square foot WesTech Business Park that the Company acquired in February of this year.

On June 20, 2006, the Company purchased Beaumont at Lafayette, a 107,300 square foot multi-tenant flex park in Chantilly, Virginia, for $15.8 million. At the time of acquisition, the property was 84.0% leased to 16 tenants in two single-story buildings. The buildings are adjacent to a 197,000 square foot complex that the Company acquired and developed between 1999 and 2001.

On June 14, 2006, the Company purchased four multi-tenant flex buildings, aggregating 88,800 square feet, located in Signal Hill, California, for $10.7 million. At the time of acquisition, the buildings were 97.7% leased to 52 tenants. The Company also owns 178,000 square feet of multi-tenant flex assets in the Signal Hill submarket.

On February 8, 2006, the Company acquired WesTech Business Park, a 366,000 square foot office and flex park in Silver Spring, Maryland, for approximately $69.7 million. The park, which was approximately 95.0% occupied at the time of acquisition, consists of nine single-story buildings.

Property Dispositions

During the quarter ended June 30, 2006, the Company sold two assets previously classified as properties held for disposition. In May, 2006, the Company sold a 30,500 square foot building located in Beaverton, Oregon, for a gross sales price of approximately $4.4 million, resulting in a gain of $1.5 million. In addition, in May, 2006, the Company sold a 7,100 square foot unit at Miami International Commerce Center (“MICC”) for a gross sales price of $815,000 resulting in a gain of $154,000.

During the three months ended March 31, 2006, the Company sold three units at MICC aggregating 25,300 square feet with a combined gross sale price of $2.9 million. In connection with these sales, the Company recognized gains of $711,000.

Stock Repurchase Program

The Company’s Board of Directors has authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. During the three months ended June 30, 2006, the Company repurchased 84,100 shares of common stock at a cost of approximately $4.4 million. Since inception of the program through June 30, 2006, the Company has repurchased an aggregate of 3.3 million shares of common stock at an aggregate cost of approximately $102.6 million (average cost of $31.18 per share). No shares were repurchased during the three months ended June 30, 2005.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on July 31, 2006. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable September 28, 2006 to shareholders of record on September 13, 2006.

                      Series               Dividend Rate       Dividend Declared
                      ------               -------------       -----------------
                      Series F                   8.750%                0.546875
                      Series H                   7.000%                0.437500
                      Series I                   6.875%                0.429688
                      Series K                   7.950%                0.496875
                      Series L                   7.600%                0.475000
                      Series M                   7.200%                0.450000
                      Series O                   7.375%                0.537760

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2006, PSB wholly owned approximately 18.2 million net rentable square feet of commercial space with approximately 3,500 customers located in eight states, concentrated in California (5.5 million sq. ft.), Texas (2.8 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.3 million sq. ft.), Virginia (2.9 million sq. ft.), Maryland (1.8 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, August 1, 2006, at 9:00 a.m. (PDT) to discuss the second quarter results. The toll free number is 1-800-399-4409; the conference ID is 1744316. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 8, 2006 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

                                                        PS BUSINESS PARKS, INC.
                                                        SELECTED FINANCIAL DATA
                                                       (unaudited, in thousands)

                                                        At June 30, 2006         At December 31, 2005
                                                    --------------------------  ----------------------------
Balance Sheet Data:
    Cash and cash equivalents...................     $               114,376   $                  200,447
    Properties held for disposition, net........     $                   792   $                    6,158
    Real estate facilities, before accumulated
      depreciation..............................     $             1,715,763   $                1,572,305
    Total assets................................     $             1,475,970   $                1,463,678
    Total debt..................................     $                43,497   $                   25,893
    Minority interest - common units............     $               166,247   $                  169,451
    Minority interest - preferred units.........     $               135,750   $                  135,750
    Perpetual preferred stock...................     $               602,500   $                  593,350
    Common shareholders' equity.................     $               484,342   $                  500,108

    Total common shares outstanding at period
      end.........................................                    21,283                       21,561
                                                    ==========================  ============================

    Total common  shares  outstanding  at period
      end, assuming  conversion of all Operating
      Partnership units into common stock.......                      28,588                       28,866
                                                    ==========================  ============================

                                                        PS BUSINESS PARKS, INC.
                                                   CONSOLIDATED STATEMENTS OF INCOME
                                          (unaudited, in thousands, except per share amounts)

                                                                  For the Three Months                  For the Six Months
                                                                     Ended June 30,                       Ended June 30,
                                                           -----------------------------------   ----------------------------------
                                                                2006              2005                2006              2005
                                                           ----------------  -----------------   ----------------- ----------------
 Revenues:
    Rental income.......................................       $    59,159        $    55,389        $   117,913      $    109,152
    Facility management fees............................               146                144                295               289
                                                           ----------------  -----------------   ----------------- ----------------
   Total operating revenues.............................            59,305             55,533            118,208           109,441
                                                           ----------------  ------------------  ----------------- ----------------

 Expenses:
   Property operations..................................            18,195             16,623             36,141            32,493
   Depreciation and amortization........................            20,950             18,486             41,536            36,912
   General and administrative...........................             1,872              1,326              3,522             2,764
                                                           ---------------- ------------------  ----------------- -----------------
   Total operating expenses.............................            41,017             36,435             81,199            72,169
                                                           ---------------- ------------------  ----------------- -----------------

 Other income and expenses:
   Interest and other income............................             1,573                982              3,573             1,380
   Interest expense.....................................              (517)              (280)            (1,030)             (562)
                                                           ---------------- ------------------  ----------------- -----------------
   Total other income and expenses......................             1,056                702              2,543               818
                                                           ---------------- ------------------  ----------------- -----------------

 Income from continuing operations before minority
   interests............................................            19,344             19,800             39,552            38,09
                                                           ---------------- ------------------  ----------------- -----------------

 Minority interests in continuing operations:
     Minority interest in income - preferred units:
       Distributions paid to preferred unit holders.....           (2,781)            (2,691)            (5,562)           (5,382)
       Redemption of preferred operating partnership units              -               (301)                 -              (301)
     Minority interest in income - common units.........           (1,097)            (1,517)            (2,665)           (2,981)
                                                           ---------------- ------------------  ----------------- -----------------
     Total minority interests in continuing operations..           (3,878)            (4,509)            (8,227)           (8,664)
                                                           ---------------- ------------------  ----------------- -----------------

 Income from continuing operations .....................            15,466             15,291             31,325            29,426
                                                           ---------------- ------------------  ----------------- -----------------

 Discontinued operations:
     (Loss) income from discontinued operations.........              (28)                602              (125)             1,636
   Gain on disposition of real estate...................             1,617              1,016              2,328             3,930
 Minority interest in earnings attributable to
      discontinued operations - common units............             (404)              (404)              (560)           (1,394)
                                                           ---------------- ------------------  ----------------- -----------------
 Income from discontinued operations....................             1,185              1,214              1,643             4,172
                                                           ---------------- ------------------  ----------------- -----------------

 Net income.............................................            16,651             16,505             32,968            33,598
                                                           ---------------- ------------------  ----------------- -----------------
 Net income allocable to preferred shareholders:
    Preferred distributions:
        Preferred distributions paid....................            10,598             10,733             21,853            20,502
        Redemption of preferred stock...................             1,658                  -             1,658                  -
                                                           ---------------- ------------------  ----------------- -----------------
    Total preferred distributions.......................            12,256             10,733             23,511            20,502
                                                           ---------------- ------------------  ----------------- -----------------

 Net income allocable to common shareholders............        $    4,395         $    5,772         $    9,457        $   13,096
                                                           ================ ==================  ================= =================
 Net income per common share - basic:
   Continuing operations................................        $     0.15         $     0.21         $     0.37        $     0.41
   Discontinued operations..............................        $     0.06         $     0.06         $     0.08        $     0.19
    Net income..........................................        $     0.21         $     0.26         $     0.44        $     0.60
 Net income per common share - diluted:
   Continuing operations................................        $     0.15         $     0.21         $     0.36        $     0.41
   Discontinued operations..............................        $     0.05         $     0.06         $     0.08        $     0.19
    Net income..........................................        $     0.20         $     0.26         $     0.44        $     0.59
 Weighted average common shares outstanding:
   Basic................................................            21,311             21,893             21,373            21,872
                                                           ================ ==================  ================= =================
   Diluted..............................................            21,585             22,029             21,648            22,015
                                                           ================ ==================  ================= =================

                                                        PS BUSINESS PARKS, INC.
                       Computation of Funds from Operations ("FFO") and Funds Available for Distribution ("FAD")
                                          (unaudited, in thousands, except per share amounts)

                                                            For the Three Months Ended               For the Six Months Ended
                                                                     June 30,                                June 30,
                                                        --------------------------------------     --------------------------------
                                                                2006               2005               2006              2005
                                                        -----------------     -----------------    ---------------    -------------

Computation of Diluted Funds From Operations
    per Common Share ("FFO") (1):

Net income allocable to common shareholders............     $        4,395        $     5,772    $        9,457        $    13,096
Adjustments:
    Gain on disposition of real estate.................             (1,617)            (1,016)            (2,328)           (3,930)
    Depreciation and amortization......................             20,950             19,084             41,563            38,100
    Minority interest in income - common units.........              1,501              1,921              3,225             4,375
                                                          -----------------  -----------------  ----------------- -----------------
FFO allocable to common shareholders/unit holders......     $       25,229        $    25,761    $        51,917       $    51,641
                                                          =================  =================  ================= =================

Weighted average common shares outstanding.............             21,311             21,893             21,373            21,872
Weighted average common OP units outstanding...........              7,305              7,305              7,305             7,305
Weighted average common stock equivalents outstanding..                274                136                275               143
                                                          -----------------  -----------------  ----------------- -----------------
Weighted average common shares and OP units for purposes
      of computing fully-diluted FFO per common share..             28,890             29,334             28,953            29,320
                                                          =================  =================  ================= =================

Diluted FFO per common share equivalent................         $     0.87         $     0.88         $     1.79        $     1.76
                                                          =================  =================  ================= =================

  Computation of Funds Available for Distribution ("FAD")(2):

FFO allocable to common shareholders...................        $    25,229        $    25,761      $      51,917       $    51,641

Adjustments:
     Maintenance capital expenditures..................            (1,859)            (1,165)            (2,863)           (1,504)
     Tenant improvements...............................            (5,539)            (5,259)            (9,082)          (11,706)
     Lease commissions.................................            (2,277)            (1,679)            (2,788)           (3,233)
     Straight-line rent................................            (1,031)            (1,069)            (1,620)           (2,257)
     Stock-based compensation expense..................                719                306              1,245               434
     In-place rents adjustment.........................                 59                 39                112                78
     Lease incentives..................................                133                  -                263                 -
     Impact of EITF Topic D-42.........................              1,658                301              1,658               301
FAD....................................................        $    17,092        $    17,235      $      38,842       $    33,754
                                                               $    17,092
                                                          =================  =================  ================= =================

Distributions to common shareholders/unit holders......
Distributions to common shareholders/unit holders......        $    8,290         $    8,460       $      16,598       $    16,928
                                                          =================  =================  ================= =================

Distribution payout ratio..............................              48.5%              49.1%              42.7%              50.2%
                                                          =================  =================  ================= =================

 (1) Funds From  Operations  ("FFO") is computed in  accordance  with the White Paper on FFO  approved by the Board of Governors
     of the National  Association  of Real  Estate  Investment  Trusts  ("NAREIT").   The White Paper  defines FFO as net income,
     computed in accordance with GAAP, before  depreciation,  amortization,  minority interest in income, gains or losses on asset
     dispositions and extraordinary  items.  FFO should be analyzed in conjunction with net income.   However,  FFO should not be
     viewed as a substitute for net income as a measure of operating  performance or liquidity as it does not reflect  depreciation and amortization  costs or the level of capital  expenditure and leasing costs necessary to maintain the operating  performance of the Company's  properties, which are significant  economic costs and could  materially  impact the Company's  results from
     operations.   Other REITs may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other real estate companies.

(2)  Funds available for distribution ("FAD") is computed by deducting from consolidated FFO recurring capital expenditures, which the Company defines as those costs incurred to maintain the assets' value,  tenant  improvements,  capitalized leasing commissions and straight-line  rent from FFO and adding  stock-based  compensation  expense,  amortization  of lease incentives,  in-place  rents adjustment  and the impact of EITF Topic D-42.  Like FFO,  the Company  considers  FAD to be a useful  measure  for  investors  to evaluate the  operations  and cash flows of a REIT.  FAD does not represent net income or cash flow from  operations as defined by GAAP.